Exhibit 6.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Consignment Agreement

CONSIGNEE:	[***]

CONSIGNOR:	Masterworks Gallery, LLC as agent for masterworks cayman SPC acting on behalf of its gallery segregated portfolio 1 World Trade Center 57th Floor New York, NY 10007 UNITED STATES

CONSIGNMENT PERIOD:	14 May 2026 - 31 August 2026

Gerhard Richter (b. 1932)
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2015
Oil on Canvas
139.7 x 159.8 cm / 55 x 62 7/8 inches 55 x 62.9 in. Signed, numbered, and dated on the reverse [***]

LOCATION OF THE ARTWORK	Delaware, United States
(City, Country):

CUSTOMS STATUS OF ARTWORK:	Free and Clear

NET PRICE TO CONSIGNOR:	[***]

14 May 2026

Consignment Agreement

CONSIGNMENT:	Consignor hereby grants to [***] and any of its affiliated companies (including but not limited to [***] the exclusive right to offer and sell the Work.

OTHER CONSIGNEES:	The Work shall not be consigned to any third party by [***] without the prior written approval of Consignor.

TRANSFER OF TITLE:

Only when [***] receives the purchase price in full from the buyer, shall the Work be released to buyer and title to the Work pass from Consignor to buyer through [***].

At such time Consignor specifically and irrevocably authorizes [***] to provide such documentation as is reasonably required upon sale, including a bill of sale for the Work if applicable.

PAYMENT OF NET PRICE:	If the Work is sold during the Consignment Period in accordance with the Agreement, [***] will pay the Net Price to Consignor within five (5) business days following the receipt of the purchase price from the buyer. [***] shall not offer extended payment terms to any buyer exceeding 30 calendar days from the date of invoice without the prior written consent of Consignor. Consignor hereby authorizes [***] to make a payment to Consignor pursuant to the signed payment instruction attached to this Agreement as Exhibit A or pursuant to the payment instructions [***] receives from Consignor in a manner that is a customary form of communication between Consignor and [***] and [***] has no liability to Consignor for any loss, claim or damage Consignor sustains if [***] relies on Consignor’s payment instructions even if such payment instructions originated from the unauthorized or fraudulent activity of a third-party. [***] reserves the right to withhold payments until Consignor has provided [***] with all required anti-money-laundering documentation. For its services, [***] shall be entitled to retain from the purchase price received from the buyer a commission equal to the amount in excess of the Net Price. In case of late or non-payment by the buyer, [***] and Consignor will jointly agree on the appropriate course of action against the buyer but [***] reserves the right to cancel the sale and return the Work to Consignor. [***] shall not be liable for failure to sell or any default of buyer in paying the purchase price in full.

ANTI-MONEY LAUNDERING:	In order to assist [***] in complying with its obligations in relation to any applicable anti-money laundering legislation including laws relating to politically exposed persons, terrorism and third party funding, Consignor agrees to provide such documentation that [***] requires to satisfactorily identify Consignor in accordance with relevant anti money laundering legislation (the “AML Documents”). Consignor understands that any delay or failure to provide the AML Documents on request may result in any transactions relating to the Work being cancelled or proceeds or payments being delayed or withheld.

COSTS AND TAXES:

All costs pertaining to packaging, release, transport, insurance and delivery of the Work to [***]’s address (and back to Consignor’s address if the Work remains unsold at the end of the Consignment Period) must be borne by the Consignee.

Should Consignor be a French resident for tax purpose at the time of (i) conclusion of this Agreement and (ii) of receipt of the Net Price by Consignor, the following shall apply: Upon sale of the Work, [***] will remit an amount equal to the Taxe Forfaitaire (as defined below) to the applicable authorities on Consignor’s behalf and will deduct the Taxe Forfaitaire applicable at the then prevailing rate (currently the rate is 6.5%) together with any levy accessory to the Taxe Forfaitaire (the “Taxe Forfaitaire”) from the Net Price owed to Consignor.

Should Consignor elect to apply the ordinary capital tax procedure, then [***] will not deduct Taxe Forfaitaire for the sold Work if Consignor provides [***] with any additional documents required by the French Tax Administration or the French Customs in connection thereto.

INSURANCE:	Upon receipt of the Work by [***] until the Work is released to Consignor or Consignor’s nominee (if the Work remains unsold) or to the buyer, [***] shall arrange and pay for a standard all-risk fine art insurance for the Work on a wall-to-wall basis (subject to standard exclusions) against any loss or damage in an amount at least equal to the agreed Net Price to Consignor for the Work. [***] shall name Consignor as an additional insured and loss payee under such insurance policy and shall provide Consignor with a Certificate of Insurance evidencing such coverage, prior to the Work being released to Consignee.

LIABILITY:

Beyond the above-listed insurance coverage, [***] shall only be liable for damage to or loss of the Work if [***] is responsible for the failure or reduction of the insurance benefit and only to the extent that the damage or loss is caused by [***]’s willful misconduct or gross negligence. [***] shall not be liable for any special, indirect, punitive, Incidental, exemplary or consequential damages or losses resulting or airing out of the Work or this Agreement.

[***] shall not be liable for any delay or failure to perform hereunder due to any events of force majeure, including (but not limited to) natural disasters, government measures, official decisions, war, military conflicts or terrorist attacks or other events beyond [***]’s reasonable control.

14 May 2026

Consignment Agreement

INSPECTION:

Consignor agrees to provide a condition report for the Work prior to its shipment to [***]. [***] will inspect the Work upon its arrival and Consignor consents to having the Work photographed. If a condition report had not been provided prior to shipment, the Work shall be deemed to be in the condition it is received by [***]. If the Work is not in a condition satisfactory upon its receipt, then [***] shall have no obligations to offer the Work for sale.

If the Work remains unsold at the expiration of the Consignment Period, [***] shall make arrangements to return the Work to Consignor within 20 business days of the expiration of the Consignment Period, unless the parties have agreed in writing prior to such expiration to extend the Consignment Period or to an alternative return arrangement.”. Consignor shall inspect the Work (if returned unsold) within 14 days of its return to Consignor (or their nominee) and immediately notify [***] of any defects in writing. In the absence of such notification within 14 days of return, the Work will be deemed free of defects and claims for damages which will be excluded to the fullest extent legally permitted.

WARRANTIES:

Consignor represents and warrants for the benefit of [***] and the buyer of the Work that (i) it has the full legal authority to enter into this Agreement and to complete the transaction contemplated herein; (ii) now and at the time title passes to buyer hereunder, it is the sole and absolute legal and beneficial owner of the Work and has the authority to sell and transfer good and marketable title thereto, free and clear of any and all rights, liens, claims, security interests or other encumbrances held by any person or entity (“Claims”) and Consignor is not aware of any facts or circumstances likely to give rise to such Claims; (iii) the Work is authentic, that is, it was created by the artist indicated in this Agreement, and the provenance and exhibition information Consignor provided to [***] is complete and accurate; (iv) the import and export of the Work was done in accordance with all applicable laws and regulations and any import or export duties and taxes have been paid; (v) the Work is in sound condition and fit for transportation; (vi) Consignor has notified [***] in writing of any information Consignor has in relation to the ownership, condition (including alterations, repairs or restorations), authenticity, attribution, export or import of the Work and there is no reason to suspect that any dealing with the Work is illegal or connected with criminal activity; and (vii) to the best of Consignor’s knowledge, the Work is not, or is not connected with, the proceeds of criminal activity including money laundering and terrorism or results from tax fraud. The benefits of the representations and warranties contained in this Agreement shall survive completion of the transaction contemplated by this Agreement and buyer of the Work is an express third-party beneficiary of the representations, warranties and indemnification herein.

INDEMNITY:	Consignor shall indemnify and hold [***], its officers, directors, staff, agents and representatives harmless in respect of any and all demands, claims, actions, proceedings, awards, penalties, losses, damages or other liabilities and any associated costs (including, but not limited to, all professional legal fees and other expenses) incurred or suffered by [***] that arise (directly or indirectly) out of Consignor’s breach of any representation, warranty, or obligation contained herein. [***] shall indemnify and hold Consignor, its officers, directors, staff, agents and representatives harmless in respect of any and all demands, claims, actions, proceedings, awards, penalties, losses, damages or other liabilities and any associated costs (including, but not limited to, all professional legal fees and other expenses) incurred or suffered by Consignor that arise (directly or indirectly) out of [***]’s breach of any representation or warranty contained herein.

AMENDMENTS:	This Agreement represents the entire agreement between the parties in respect of the consignment and shall not be modified except by express written agreement between the parties. Other than the benefits or rights that are expressly conferred on the buyer hereunder, nothing in this Agreement gives rise to any third party rights and the parties may not modify this Agreement without any other party’s consent.

ARTIST RESALE RIGHT:	To the extent that applicable law entitles the artist of the Work or the artist’s estate to a royalty known as the Artist’s Resale Right or Droit de Suite, [***] may collect the relevant amount due from the buyer and pay this to the artist’s collection agency on behalf of Consignor.

14 May 2026

Consignment Agreement

MARKETING; REPRODUCTION:	Consignor consents to [***] photographing and reproducing the Work relating to the sale of the Work, and hereby confirms its approval of all digital or print marketing materials featuring the Work.

CONFIDENTIALITY:	Consignor shall not disclose any information concerning this Agreement, to any third-party without [***]’s written consent, except to Consignor’s own legal, art insurance, or accounting advisors, or insofar as necessary to carry out the terms of this Agreement, or as may be required by law after notice to [***] as soon as is practicable. For the sake of clarity, Consignor may describe the terms of this agreement and or file this agreement with the United States Securities Exchange Commission, but will to the extent legally permissible redact sensitive pricing information (including the Net Price to Consignor) and references to [***] and such disclosures shall only be made to the extent required to comply with applicable securities laws. The terms of this paragraph shall survive the transfer of title of any Work and/or the termination of this Agreement.

LAW AND JURISDICTION:	This Agreement is governed by the laws of Switzerland. The parties submit to the exclusive jurisdiction of the courts of Zürich, Switzerland, in respect of any claim or dispute arising in relation to this Agreement of its subject matter.

MISCELLANEOUS:	This Agreement contains the entire understanding between the Parties and it may not be changed except by a writing signed by the Parties. This Agreement shall inure to the benefit of and shall bind the Parties, and any successors permitted assigns. This Agreement may be executed in counterparts and signatures sent by email transmission are each valid, binding and deemed an original for all purposes. If Consignor is acting as agent for a principal, the agent confirms it is authorized to bind principal to the terms of this Agreement, the representations and warranties, indemnification and any obligations set forth herein shall be deemed to be provided by the principal and also by Consignor with Consignor and principal being jointly and severally liable for the representations, warranties, indemnities and obligations included in this Agreement.

Please sign and return one copy of this form in agreement with the above terms.

This is version 2024.03 of this Agreement.

14 May 2026

Consignment Agreement

Exhibit A

ACCOUNT HOLDER NAME: Masterworks Gallery as Agent

ACCOUNT NUMBER: [***]

IBAN:

SWIFT CODE: [***]

ABEA / ROUTING NUMBER: [***]

BANK NAME AND ADDRESS: [***]